Exhibit 99.1

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley, Chief Financial Officer	Joseph N. Jaffoni, Ratula Roy
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000; email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP 2007 FOURTH QUARTER

NET REVENUE RISES 0.4% TO $35.0 MILLION

NAPLES, Florida, February 14, 2008 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the for the three- and twelve-month periods ended December 31, 2007 as summarized below:

Summary of Fourth Quarter and Full Year Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
In millions, except per share data	2007	2006	Change	2007	2006	Change
Net revenue	$35.0	$34.8	0.4%	$133.9	$125.2	6.9%
Station operating income (SOI - non-GAAP)	9.9	11.3	(11.9)%	37.4	38.0	(1.5)%
Operating income	4.5	7.9	(42.8)%	21.8	25.9	(16.1)%
Net income	0.5	3.0	(82.5)%	4.8	10.1	(52.9)%
Net income per diluted share	$0.02	$0.13	(84.6)%	$0.20	$0.42	(52.4)%
Diluted shares outstanding	23.4	23.7	(1.3)%	23.5	24.2	(2.8)%

The $0.1 million increase in revenue during the fourth quarter ended December 31, 2007, compared with the fourth quarter of 2006 primarily reflects revenue increases in the Company’s Miami-Ft. Lauderdale market cluster, including revenue generated from the Miami Dolphins broadcast rights (which were not broadcast in the same period last year) as well as growth in revenue related to the Company’s interactive and new media initiatives. These factors offset revenue declines at seven of the Company’s eleven market clusters.

The $3.4 million decline in operating income in the 2007 fourth quarter reflects increases in cost of services and corporate general and administrative expenses. These increases reflect additional expenses at the Company’s Miami-Ft. Lauderdale market cluster due to the football broadcast rights, the Company’s ongoing development of interactive support services for its radio stations and additional incentive expenses. In addition, the 2007 fourth quarter operating income was impacted by a $2.2 million impairment charge related to the Company’s Wilmington, Augusta and West Palm Beach-Boca Raton market clusters as a result of the annual impairment test of its FCC licenses.

Fourth quarter 2007 station operating income (SOI), a non-GAAP financial measure, fell $1.3 million from the 2006 fourth quarter primarily reflecting the higher station operating expenses as percentage of net revenue.

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Beasley Broadcast Group, 2/14/08	page 2

The decline in 2007 fourth quarter net income and net income per diluted share primarily reflects higher overall expenses, a $0.4 million increase in interest expense due to additional borrowings to finance the acquisition of WJBR-FM and the expiration of interest rate swaps which resulted in higher borrowing costs and the $2.2 million impairment charge. These increases were partially offset by a $1.4 million decline in income tax expense.

On a same-station basis, 2007 fourth quarter consolidated net revenue was $33.5 million, or 3.8% lower than the $34.8 million in the fourth quarter of 2006, while SOI was $10.6 million, or 5.9% lower than the same period of 2006.

Please refer to the “Calculation of SOI,” “Reconciliation of SOI to Net Income,” “Calculation of Same Station SOI,” and “Reconciliation of Same Station SOI to Net Income” tables at the end of this announcement for a discussion regarding SOI and related same-station calculations.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Our fourth quarter revenue performance exceeded the industry at-large, our markets and the guidance provided at the time we reported our third quarter results. With programming and on-air changes in place in various large and mid-sized clusters, our focus in 2008 is to continue delivering on our long-term goal of topping the performance of the markets in which we operate and generating gains across our entire station portfolio and through our Interactive initiatives. In the fourth quarter of 2007, our Interactive initiatives accounted for 3.4% of the Company’s total revenue and represented 3.1% of the full year 2007 total revenue.

“We remained active with our share repurchase program in the fourth quarter of 2007 as we repurchased approximately 65,000 shares of our common stock for a total of $448,000 representing an average price of $6.86 per share. Since the inception of our repurchase program over three years ago, we have repurchased about 1.3 million Beasley Broadcast shares for a total of $11.9 million.”

First Quarter 2008 Guidance

For the three-month period ending March 31, 2008, the Company anticipates reporting a net revenue decrease of 4% compared to the same period last year.

This guidance assumes no material changes in economic conditions or extraordinary events. The Company can give no assurance as to whether current market conditions will continue, or if they change, how such changes may affect the Company’s current expectations. While the Company may, from time to time issue updated guidance, it assumes no obligation to do so.

Conference Call Information

The Company will host a conference call and simultaneous webcast today, February 14, 2008, at 11:00 a.m. EST to discuss its financial results and operations. Both the call and webcast are open to the general public. The dial in number for the conference call is 973/582-2717; please call five minutes in advance to ensure that you are connected prior to the presentation.

Interested parties may also access the live call on the Internet at the Company’s Web site at www.bbgi.com; allow 15 minutes to register and download and install any necessary software. Questions and answers will be reserved for call-in analysts and institutional investors. Following its completion, a replay of the call can be accessed for 5 days on the Internet from the Company’s Web site or for 24 hours via telephone at 800/642-1687 (reservation #32872324).

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that owns or operates 44 stations (27 FM and 17 AM) located in eleven large- and mid-size markets in the United States.

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Beasley Broadcast Group, 2/14/08	page 3

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Same-station results compare stations operated by the Company throughout all periods presented in the following tables. For the fourth quarter ended December 31, 2007, they exclude the operating results from KBET-AM in Las Vegas which was acquired during the first quarter of 2007 and the operating results from the Miami Dolphins broadcast rights. For the year ended December 31, 2007, same station results also exclude the operating results from KDWN-AM in Las Vegas which was acquired during the third quarter of 2006 and WJBR-FM in Wilmington which was operated by the Company under a local marketing agreement during the fourth quarter of 2006.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. We use these non-GAAP financial measures for internal budgeting purposes. We also use SOI to make decisions regarding the possible acquisition or disposition of radio stations. SOI and same-station SOI excludes corporate-level costs and expenses and depreciation and amortization, which may be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented on our statements of operations contained in our periodic reports filed with the Securities and Exchange Commission (SEC).

SOI is a measure widely used in the radio broadcast industry. While the Company recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same-station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in our reports filed with the SEC including in our Annual Report on Form 10-K for the year ended December 31, 2006. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: economic and regulatory changes, the effect of radio station acquisitions or dispositions that we may make, the loss of key personnel, a downturn in the performance of our radio stations, our substantial debt levels and changes in the radio broadcast industry generally. Our actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of February 14, 2008, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 2/14/08	page 4

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net revenue	$34,985,727	$34,848,675	$133,883,080	$125,190,251

Costs and expenses:
Cost of services (including stock-based compensation and excluding depreciation and amortization) (1) (2)	12,800,483	11,343,201	48,228,776	42,837,247
Selling, general and administrative (including stock-based compensation) (1) (3)	12,256,077	12,239,216	48,269,043	44,393,566
LMA fees (4)	—	491,135	159,084	491,135
Corporate general and administrative (including stock-based compensation) (5)	2,487,456	2,162,037	10,215,468	8,766,454
Depreciation and amortization	766,175	701,271	3,096,417	2,773,086
Impairment losses (6)	2,150,659	—	2,150,659	—

Total costs and expenses	30,460,850	26,936,860	112,119,447	99,261,488
Operating income	4,524,877	7,911,815	21,763,633	25,928,763
Interest expense	(3,286,132)	(2,854,578)	(13,773,934)	(9,199,555)
Loss on extinguishment of long-term debt	—	—	(366,599)	—
Other non-operating expenses	(21,179)	—	(49,965)	(58,704)
Interest income	113,771	122,453	446,894	499,364
Other non-operating income	10,250	—	246,112	32,699

Income before income taxes	1,341,587	5,179,690	8,266,141	17,202,567
Income tax expense	821,992	2,211,148	3,494,870	7,068,390

Net income	$519,595	$2,968,542	$4,771,271	$10,134,177

Basic and diluted net income per share:	$0.02	$0.13	$0.20	$0.42

Basic common shares outstanding	23,286,250	23,562,108	23,349,013	23,890,371

Diluted common shares outstanding	23,416,023	23,729,355	23,518,053	24,205,842

(1)	We refer to “Cost of services,” and “Selling, general and administrative” together as “station operating expenses” for the “Calculation of SOI” and “Reconciliation of SOI to Net Income” below.
(2)	Includes stock-based compensation of $302 and $(6,446) for the three months ended December 31, 2007 and 2006, respectively and $1,208 and $704 for the twelve months ended December 31, 2007 and 2006, respectively.
(3)	Includes stock-based compensation of $35,775 and $45,620 for the three months ended December 31, 2007 and 2006, respectively and $225,388 and $211,740 for the twelve months ended December 31, 2007 and 2006, respectively.
(4)	On October 1, 2006, we began operating WJBR-FM in Wilmington under a local marketing agreement which expired upon completion of the acquisition of WJBR-FM on February 1, 2007. We incurred the LMA fees under the local marketing agreement with WJBR-FM.
(5)	Includes stock-based compensation of $517,637 and $557,973 for the three months ended December 31, 2007 and 2006, respectively and $2,192,787 and $1,939,861 for the twelve months ended December 31, 2007 and 2006, respectively.
(6)	As a result of testing our FCC broadcasting licenses for impairment as of December 31, 2007, we recorded impairment losses of $2.2 million related to the FCC broadcasting licenses in our Wilmington, DE, West Palm Beach-Boca Raton, FL and Augusta, GA market clusters.

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Beasley Broadcast Group, 2/14/08	page 5

Selected Balance Sheet Data - Unaudited

(in thousands)

	December 31, 2007	December 31, 2006
Cash and cash equivalents	$6,551	$8,546
Working capital	21,954	20,341
Total assets	337,152	297,968
Long term debt, less current installments	191,056	150,625
Total stockholders’ equity	85,186	87,592

Selected Statement of Cash Flows Data - Unaudited

(in thousands)

	Twelve Months Ended December 31,
	2007	2006
Net cash provided by operating activities	$18,857	$19,209
Net cash used in investing activities	(47,913)	(24,793)
Net cash provided by (used in) financing activities	27,060	(2,149)
Net decrease in cash and cash equivalents	(1,996)	(7,733)

Calculation of SOI - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net revenue	$34,985,727	$34,848,675	$133,883,080	$125,190,251
Station operating expenses	(25,056,560)	(23,582,417)	(96,497,819)	(87,230,813)

SOI	$9,929,167	$11,266,258	$37,385,261	$37,959,438

Reconciliation of SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
SOI	$9,929,167	$11,266,258	$37,385,261	$37,959,438
LMA fees	—	(491,135)	(159,084)	(491,135)
Corporate general and administrative	(2,487,456)	(2,162,037)	(10,215,468)	(8,766,454)
Depreciation and amortization	(766,175)	(701,271)	(3,096,417)	(2,773,086)
Impairment losses	(2,150,659)	—	(2,150,659)	—
Interest expense	(3,286,132)	(2,854,578)	(13,773,934)	(9,199,555)
Loss on extinguishment of long-term debt	—	—	(366,599)	—
Other non-operating expenses	(21,179)	—	(49,965)	(58,704)
Interest income	113,771	122,453	446,894	499,364
Other non-operating income	10,250	—	246,112	32,699
Income tax expense	(821,992)	(2,211,148)	(3,494,870)	(7,068,390)

Net income	$519,595	$2,968,542	$4,771,271	$10,134,177

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Beasley Broadcast Group, 2/14/08	page 6

Calculation of Same-Station SOI

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Reported net revenue	$34,985,727	$34,848,675	$133,883,080	$125,190,251
Acquired stations and Miami Dolphins broadcast rights fees	(1,463,735)	—	(11,329,377)	(2,346,072)

Same-station net revenue	$33,521,992	$34,848,675	$122,553,703	$122,844,179

Reported station operating expenses	$25,056,560	$23,582,417	$96,497,819	$87,230,813
Acquired stations and Miami Dolphins broadcast rights fees	(2,141,193)	—	(9,698,539)	(1,840,842)

Same-station operating expenses	$22,915,367	$23,582,417	$86,799,280	$85,389,971

Same-station net revenue	$33,521,992	$34,848,675	$122,553,703	$122,844,179
Same-station operating expenses	22,915,367	23,582,417	86,799,280	85,389,971

Same-station SOI	$10,606,625	$11,266,258	$35,754,423	$37,454,208

Reconciliation of Same-Station SOI to Net Income - Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Same-station SOI	$10,606,625	$11,266,258	$35,754,423	$37,454,208
Same-station net revenue adjustment	1,463,735	—	11,329,377	2,346,072
Same-station operating expenses adjustment	(2,141,193)	—	(9,698,539)	(1,840,842)
LMA fees	—	(491,135)	(159,084)	(491,135)
Corporate general and administrative	(2,487,456)	(2,162,037)	(10,215,468)	(8,766,454)
Depreciation and amortization	(766,175)	(701,271)	(3,096,417)	(2,773,086)
Impairment losses	(2,150,659)	—	(2,150,659)	—
Interest expense	(3,286,132)	(2,854,578)	(13,773,934)	(9,199,555)
Loss on extinguishment of long-term debt	—	—	(366,599)	—
Other non-operating expenses	(21,179)	—	(49,965)	(58,704)
Interest income	113,771	122,453	446,894	499,364
Other non-operating income	10,250	—	246,112	32,699
Income tax expense	(821,992)	(2,211,148)	(3,494,870)	(7,068,390)

Net income	$519,595	$2,968,542	$4,771,271	$10,134,177

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